FIRST AMENDMENT TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

This FIRST AMENDMENT TO THE INVESTMENT SUB-ADVISORY AGREEMENT (the “Amendment”) is made as of September 16, 2021 between SSGA Funds Management, Inc., a Massachusetts Corporation (the “Adviser”), and State Street Global Advisors Europe Limited, a limited liability company incorporated under the laws of Ireland (the “Sub-Adviser”).

WHEREAS, the Adviser and State Street Global Advisors Ireland Limited (“SSGA Ireland”) were parties to the Investment Sub-Advisory Agreement dated as of July 11, 2016 (the “Agreement”);

WHEREAS, on August 1, 2021, the SSGA Ireland was merged into the Sub-Adviser which assumed all of the assets, liabilities and personnel of the Sub-Adviser (the “Reorganization”);

WHEREAS, the Reorganization did not constitute an “assignment” of the Agreement for purposes of either Section 15(a)(4) of the Investment Company Act or Section 205(a)(2) of the Advisers Act;

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act;

WHEREAS, the Reorganization resulted in the Sub-Adviser assuming all of the rights and obligations of SSGA Ireland established under the Agreement; and

WHEREAS, the parties desire to amend the Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals, the parties agree as follows:

1.	All references in the Agreement to “State Street Global Advisors Ireland Limited” shall be deleted and replaced with “State Street Global Advisors Europe Limited”.

2.	All terms used and not otherwise defined herein shall have the same meaning ascribed to them in the Agreement between the parties hereto.

3.	All other terms, conditions, provisions and sections of the Agreement shall remain in full force and effect.

4.	This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first mentioned above.

STATE STREET GLOBAL ADVISORS EUROPE LIMITED

By:	/s/ Eric Linnane	By:	/s/ Scott Sanderson
Name:	Eric Linnane		Name:	Scott Sanderson
Title:	Director		Title:	Director

SSGA FUNDS MANAGEMENT, INC.

By:	/s/ Ellen Needham
Name:	Ellen Needham
Title:	President

Acknowledged and agreed to as of the date first set forth above with respect to the Trust’s obligations under the Agreement.

STATE STREET INSTITUTIONAL INVESTMENT TRUST

By:	/s/ Bruce Rosenberg
Name:	Bruce Rosenberg
Title:	Treasurer